                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            USCS INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                NOT APPLICABLE.
--------------------------------------------------------------------------------
                            (Name of Person Filing Proxy Statement,
                                    if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total Fee paid:          .
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary material:
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount previously paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing party:
         -----------------------------------------------------------------------
     (4) Date filed:
         -----------------------------------------------------------------------

[USCS LOGO]

                                                                  April 17, 1997

Dear Stockholders,

    You are cordially invited to attend the Annual Meeting of stockholders of USCS International, Inc. which will be held at the Sheraton Sunrise Hotel, 11211 Point East Drive, Rancho Cordova, California, on May 21, 1997, at 10 a.m. I look forward to seeing you at the meeting.

    Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

    Whether or not you attend the meeting, it is important that your shares be represented at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed envelope. If you decide to attend the annual meeting and vote in person, you will of course have that opportunity.

    On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

                                          Sincerely,

                                          /s/ James C. Castle
                                          --------------------------------------

                                          James C. Castle
                                          Chairman and Chief Executive Officer

                            USCS INTERNATIONAL, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 1997

                            ------------------------

To the Stockholders:

    The Annual Meeting of stockholders of USCS International, Inc. will be held at the Sheraton Sunrise Hotel, 11211 Point East Drive, Rancho Cordova, California, on May 21, 1997, at 10 a.m. for the purpose of considering and acting upon the following:

    To elect two Class I directors.

    To ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for 1997.

    To transact such other business as may properly come before the meeting.

    Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement accompanying this Notice. Stockholders of record at the close of business on April 7, 1997 are entitled to notice of, and to vote at, the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ Mary G. Jordan
                                          --------------------------------------
                                          Mary G. Jordan, Corporate Secretary

Rancho Cordova, California
April 17, 1997

                                   IMPORTANT

    The presence in person or by proxy of stockholders representing a majority of the shares entitled to vote at the Annual Meeting shall constitute a quorum. Whether or not you expect to attend in person, you are urged to sign, date, and return the enclosed proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. PROMPTLY SIGNING, DATING AND RETURNING THE PROXY WILL SAVE THE COMPANY THE EXPENSES AND EXTRA WORK OF ADDITIONAL SOLICITATION. An addressed envelope is enclosed for that purpose. Sending in your proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your proxy is revocable at your option.

                            USCS INTERNATIONAL, INC.

                            2969 PROSPECT PARK DRIVE

                        RANCHO CORDOVA, CALIFORNIA 95670

                            ------------------------

                       PROXY STATEMENT FOR ANNUAL MEETING

                                OF STOCKHOLDERS

                            TO BE HELD MAY 21, 1997

    This Proxy Statement, which was first mailed to stockholders on April 17, 1997, is furnished in connection with the solicitation of proxies by the Board of Directors of USCS International, Inc. (the "Company"), to be voted at the Annual Meeting of the stockholders of the Company, which will be held at 10:00 a.m. Pacific Time on May 21, 1997 at the Sheraton Sunrise Hotel, 11211 Point East Drive, Rancho Cordova, California, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, as follows:

    To elect two Class I directors.

    To ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for 1997.

    To transact such other business as may properly come before the meeting.

    Stockholders who execute proxies retain the right to revoke them at any time prior to the exercise of powers conferred thereby, by delivering a signed statement to the Secretary of the Company at or prior to the Annual Meeting or by executing another proxy dated as of a later date. There are no appraisal or similar rights of dissenters associated with any matter to be acted upon. The cost of solicitation of proxies is to be borne by the Company.

    Stockholders of record as of the close of business on April 7, 1997 will be entitled to vote at the meeting on the basis of one vote for each share held. On March 10, 1997, there were 23,117,761 shares of Company Common Stock outstanding, held of record by 186 stockholders.

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

    Pursuant to the First Amended and Restated Certificate of Incorporation of the Company, effective June 21, 1996, upon the closing of the initial public offering of the Company's Common Stock, the directors of the Company were divided into three classes, designated Class I, Class II and Class III. The term of office of the initial Class I directors will expire at the stockholders' meeting to be held on May 21, 1997, the term of office of the initial Class II directors will expire at the 1998 Annual Meeting of the stockholders, and the term of office of the initial Class III directors will expire at the 1999 meeting of the stockholders. At each Annual Meeting of stockholders, commencing with the 1997 meeting, each of the successors elected to replace the directors of a Class whose term expired at such Annual Meeting is elected to hold office until the third Annual Meeting next succeeding his or her election and until his or her respective successor shall have been elected and qualified.

                                                               TERM OF              SUBSEQUENT TERMS OF
                       INITIAL DIRECTORS IN CLASS     INITIAL DIRECTORS IN CLASS     DIRECTORS IN CLASS
                       ---------------------------  ------------------------------  --------------------
Class I Directors      James C. Castle              until May 21, 1997              3 years 1997-2000
                       Charles D. Martin

Class II Directors     Larry W. Wangberg            until Annual Meeting 1998       3 years 1998-2001
                       George M. Crandell, Jr.

Class III Directors    George L. Argyros, Sr.       until Annual Meeting 1999       3 years 1999-2002
                       Michael F. McGrail

    Two Class I directors are to be elected at the 1997 Annual Meeting, to hold office until the third Annual Meeting after his or her election and until his or her respective successor has been elected and qualified. The accompanying proxy will be voted in favor of the following persons to serve as Class I directors unless the stockholder indicates to the contrary on the proxy. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

                                    NOMINEES

    JAMES C. CASTLE, Ph.D., 60, joined the Company as Chairman of the Board, Chief Executive Officer and Director in August 1992. Prior to joining the Company, Dr. Castle served as Chief Executive Officer and Director of Teradata Corporation, a manufacturer of high performance parallel processing database systems, from August 1991 until April 1992. Dr. Castle served as President and Chief Executive Officer of Infotron Systems Corporation, a manufacturer of data and voice transmission equipment, from October 1987 until August 1991 and was named Chairman of the Board in May 1989. Prior to October 1987, Dr. Castle held various senior management positions with TBG Information Systems, Inc., Memorex Corporation, Honeywell, Inc. and General Electric. Dr. Castle is also a Director of PAR Technology Corp., Leasing Solutions, Inc., and ADC Telecommunications, Inc. Dr. Castle received his B.S. from the U.S. Military Academy at West Point and a M.S.E.E. and Ph.D. in Computer and Information Sciences from the University of Pennsylvania.

    CHARLES D. MARTIN, 60, has been a Director of the Company since November 1990. Mr. Martin has been a general partner of Enterprise Partners, a Southern California-based venture capital firm, since its formation in 1985. He has also been a general partner of Westar Capital Associates, which is the sole general partner of Westar Capital L.P., since its formation in 1987. Mr. Martin also serves on the Board of Directors of Apria Healthcare, Inc., Premier Ambulatory Systems, Pages Software, Tecstar, Inc., All Post, Inc., Dogloo, Inc., ObjectAutomation and El Dorado Communications. He is also a Director and stockholder of Vedax Sciences Corporation, a firm that operates the TEC Organization, the largest proprietary membership program in the nation for company Presidents and Chief Executive Officers. Mr. Martin also serves as a Trustee of Chapman University and the Newport Harbor Art Museum and is Chairman of the Board of Trustees of the Orange County Museum of Art.

                    PROPOSAL NO. 2: INDEPENDENT ACCOUNTANTS

    On March 5, 1997, the Board of Directors appointed Price Waterhouse LLP as independent accountants for the Company for fiscal 1997. The stockholders will be asked to ratify this appointment at the Annual Meeting. Price Waterhouse LLP has been the independent accountants for the Company since 1993. Representatives of Price Waterhouse LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. The Company is not legally required to obtain stockholder ratification of the appointment of the Company's independent accountants, but it has been the Company's practice to seek such ratification. If the specified vote is not obtained, the matter will be returned to the Board of Directors for consideration of alternatives.

                                 OTHER MATTERS

    The Board of Directors does not intend to bring other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business matter which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereto in accordance with the best judgment of the persons voting such proxies.

                               VOTING TABULATION

    Under the Delaware General Corporation Law, the election of the Company's directors requires a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote, and the other proposals described in the accompanying Notice to Stockholders require the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Votes cast by proxy or in person at the meeting will be tabulated by ChaseMellon Shareholder Services.

                            SOLICITATION OF PROXIES

    The proxy accompanying this Proxy Statement (see Appendix A) is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors, and regular and supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Also, the Company may engage the services of a proxy solicitation firm. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph, or messenger. The Company may pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, the Company's Employee Stock Ownership Trust and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All the costs of solicitation of proxies will be paid by the Company.

                  ACTIONS TAKEN SINCE 1996 STOCKHOLDER MEETING

    Administrative, eligibility and clarification changes to the Company's Employee Stock Purchase Plan were approved in writing on September 13, 1996 by holders of a majority of the issued and outstanding shares. The eligibility period was reduced from one year to first of month after month of hire.

                   PROPOSALS OF STOCKHOLDERS FOR 1998 MEETING

    Proposals of stockholders to be presented at the 1998 Annual Meeting of stockholders must be received by the Company no later than January 30, 1998 to be included in the Company's Proxy Statement and form of proxy related to that meeting.

               INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

    The Company's Board of Directors has an Audit Committee and a Compensation Committee. There is no standing nominating committee.

    Messrs. Argyros, Crandell and Wangberg serve on the Audit Committee. The responsibilities of the Audit Committee include selection of the Company's independent accountants, review of the independent accountants' report to the Audit Committee, and review of the Company's financial reporting and accounting systems. The Audit Committee met one time in fiscal 1996.

    Messrs. Argyros, Martin and Wangberg serve on the Compensation Committee. The responsibilities of the Compensation Committee include administration of the Company's employee benefit plans, including stock option and stock purchase plans, the setting of compensation levels for the Company's officers and employees and, for purposes of the reporting requirements of the Securities Exchange Act of 1934, the Compensation Committee is responsible for the preparation of the Compensation Committee Report as required by Item 402 of Regulation S-K, which includes, among other things, disclosure of the specific relationship of corporate performance to executive compensation. The Compensation Committee met three times during fiscal 1996.

    The entire Board of Directors met five times in fiscal 1996.

    In fiscal 1996, no director attended fewer than 75% of the total number of meetings of the Board and the total number of meetings of the committees of the Board on which they served, except that Mr. Wangberg attended 60% of the meetings of the Board.

    Messrs. Castle and McGrail receive no cash compensation for serving on the Board except for reimbursement of reasonable expenses incurred in attending meetings. The other four directors are each paid $20,000 per year plus $1,500 for each Board meeting personally attended ($250 per Board meeting for telephonic attendance) and $1,000 for each committee meeting attended on a day other than a Board meeting day. During fiscal 1996, Messrs. Argyros, Crandell, Martin and Wangberg each received an option to purchase 10,000 shares of Common Stock pursuant to the 1996 Directors' Stock Option Plan approved by the stockholders in May 1996. The exercise price of each option was the last market price of the Company's Common Stock on the date of grant.

                            BENEFICIAL OWNERSHIP OF
                PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of the Company's Common Stock by the Company's directors, the Company's Chief Executive Officer and the four other highest paid executive officers ("Named Executive Officers"), and the Company's directors and executive officers as a group.

    The Company is not aware of any person who, on March 10, 1997, was the beneficial owner of 5% or more of the Company's outstanding Common Stock, except for the Company's Employee Stock Ownership Plan/Trust, Westar Capital, George L. Argyros and Charles D. Martin. The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of March 10, 1997. The number of shares beneficially owned by each director or executive officer is determined under SEC rules. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 10, 1997 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares set forth in the following table.

                 SHARES BENEFICIALLY OWNED AS OF MARCH 10, 1997

                                                                          AMOUNT AND NATURE OF
                                                                          BENEFICIAL OWNERSHIP
                                                                          OF COMPANY'S COMMON
NAMES                                                                     STOCK AS OF 3/10/97   PERCENT OF CLASS (1)
------------------------------------------------------------------------  --------------------  ---------------------
Westar Capital..........................................................      8,718,276(2)                 37.7%
ESOP....................................................................      3,907,805(3)                 16.9%
George L. Argyros, Sr...................................................      8,761,366(4)                 37.9%
Charles D. Martin.......................................................      8,775,264(5)                 38.0%
George M. Crandell, Jr. (6).............................................              0                       0
Larry W. Wangberg (7)...................................................              0                       0
James C. Castle, Ph.D. (8)..............................................        367,096(9)                  1.5%
C. Randles Lintecum (8).................................................        105,222(10)               *
Michael F. McGrail (8)..................................................         96,033(11)               *
Douglas L. Shurtleff (8)................................................         27,510(12)               *
Claudia D. Coleman (8)..................................................         19,950(13)               *
Executive Officers and Directors as a group (9 persons).................      9,387,075(14)                39.9%

------------------------

*   Less than 1.0%

 (1) Applicable percentage of ownership is based on 23,117,761 shares of Common Stock outstanding as of March 10, 1997. The number of shares of Common Stock beneficially owned and calculation of percent ownership, in each case, takes into account those shares underlying stock options that are exercisable within 60 days after March 10, 1997, but that may or may not be subject to repurchase rights.

 (2) Shares held of record by Westar Capital, a California limited partnership whose address is Attn: Charles D. Martin, 950 South Coast Drive, Suite 165, Costa Mesa, CA 92626 ("Westar"). The sole general partner of Westar is Westar Capital Associates. GLA Financial, Charles D. Martin and John Clark are general partners of Westar Capital Associates. George L. Argyros, Sr. is sole shareholder of GLA Financial and a limited partner of Westar and Westar Capital Associates. GLA Financial and Messrs. Argyros, Clark and Martin may be deemed to have shared voting or dispositive power with respect to the shares held by Westar. GLA Financial and Messrs. Argyros, Clark and Martin disclaim beneficial ownership of shares held by Westar except to the extent of their interests described above.

 (3) Shares held of record by the USCS International Employee Stock Ownership Trust for the Employee Stock Ownership Plan ("ESOP"). The business address of the stockholder is: Imperial Trust Co., Trustee for USCS International, Inc. Employee Stock Ownership Trust, 456 Montgomery Street, Suite 600, San Francisco, CA 94101.

 (4) Consists of 8,718,276 shares held by Westar, a private equity investment firm, 6,534 shares held by the Argyros Foundation, 30,000 shares held by the Argyros Children Trust and 6,556 shares held by Mr. Argyros. Mr. Argyros disclaims beneficial ownership of the shares held by Westar, except to the extent of his ownership interests in GLA Financial and Westar. Mr. Argyros disclaims beneficial ownership of the shares held by the Argyros Foundation, and the shares held by the Argyros Children Trust. Mr. Argyros' business address is: Arnel & Associates, 950 South Coast Blvd., Suite 200, Costa Mesa, CA 92626.

 (5) Consists of 8,718,276 shares held by Westar, and 56,988 shares held by Mr. Martin. Mr. Martin is a general partner of Westar Capital Associates, the general partner of Westar. Mr. Martin disclaims beneficial ownership of the shares held by Westar, except to the extent of his ownership interest in Westar Capital Associates and Westar. Mr. Martin's business address is:
    Enterprise Partners, 5000 Birch St., Suite 6200, Newport Beach, CA 92660.

 (6) Mr. Crandell's business address is: Crandell Capital, 777 Campus Commons Dr., Suite 200, Sacramento, CA 95825.

 (7) Mr. Wangberg's business address is: Starsight Telecast, Inc., 39650 Liberty St., 3rd Floor, Fremont, CA 94538.

 (8) The business address for Messrs. Castle, McGrail, Lintecum, Shurtleff and Ms. Coleman is: USCS International, Inc., 2969 Prospect Park Dr., Rancho Cordova, CA 95670.

 (9) Consists of 222,088 shares held by Dr. Castle and 145,008 shares issuable pursuant to stock options within 60 days of March 10, 1997.

(10) Consists of 9,600 shares held by Mr. Lintecum and 95,622 shares issuable pursuant to stock options within 60 days of March 10, 1997.

(11) Consists of 96,033 shares issuable pursuant to stock options within 60 days of March 10, 1997.

(12) Consists of 8,200 shares held by Mr. Shurtleff and 19,310 shares issuable pursuant to stock options within 60 days of March 10, 1997.

(13) Consists of 19,950 shares issuable pursuant to stock options within 60 days of March 10, 1997.

(14) Includes 375,923 shares issuable pursuant to stock options within 60 days of March 10, 1997.

              INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

CASH COMPENSATION

    The following table sets forth the total compensation for the two fiscal years ending December 31, 1996 and 1995 by the Company's Chief Executive Officer and the four other Named Executive Officers:

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                                                                   COMPENSATION
                                                              ANNUAL COMPENSATION                     AWARDS
                                               --------------------------------------------------  -------------
                                                                                    OTHER ANNUAL    SECURITIES       ALL OTHER
                                                             SALARY                 COMPENSATION    UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION                      YEAR         ($)       BONUS ($)       ($)         OPTIONS (#)         ($)
---------------------------------------------  ---------  ------------  ---------  --------------  -------------  ---------------
James C. Castle, Ph.D........................       1996    326,191       231,215       9,490(1)       420,000        39,434(2)
Chairman of the Board and Chief Executive           1995    300,000       102,337      57,146(3)        94,500        23,623(4)
 Officer; Director

Michael F. McGrail...........................       1996    205,000       148,178      50,382(5)       154,770        30,500(6)
President of CableData, Inc.; Director              1995    168,311        97,033     100,484(7)            --        11,732(6)

C. Randles Lintecum..........................       1996    205,000       145,660       9,490(1)       117,810        12,738(8)
President of International Billing Services,        1995    171,223        51,048       9,230(1)        18,900        11,012(9)
 Inc.

Douglas L. Shurtleff.........................       1996    201,045       120,627      96,176(10)       43,050        25,825(11)
Senior Vice President, Finance and Chief            1995    111,000(12)    43,652      84,399(13)       94,500         2,243(14)
 Financial Officer

Claudia D. Coleman...........................       1996    160,000        73,440      22,862(15)       21,000        12,286(16)
Vice President, Corporate Development               1995         --(17)        --          --           63,000            --

------------------------------

 (1) The amount represents a car allowance.

 (2) The amount represents a contribution by the Company of $12,000 to the Company's 401(k) Plan, $26,313 in imputed interest payable on deferred compensation, and payment by the Company of a $1,121 life insurance premium.

 (3) The amount represents a $24,839 relocation payment, $23,077 in lieu of paid time off and a $9,230 car allowance.

 (4) The amount represents a contribution by the Company of $12,000 to the Company's 401(k) Plan, $10,699 in imputed interest payable on deferred compensation, and payment by the Company of a $924 life insurance premium.

 (5) The amount represents $35,132 of relocation expenses and $15,250 in imputed income with respect to a leased vehicle.

 (6) The amount represents contributions by the Company to Mr. McGrail's self-funded pension plan.

 (7) The amount represents $77,289 of relocation expenses, $15,780 in imputed income with respect to a leased vehicle and $7,415 in lieu of paid time off.

 (8) The amount represents a contribution by the Company of $12,000 to the Company's 401(k) Plan, and payment by the Company of a $738 life insurance premium.

 (9) The amount represents a contribution by the Company of $10,536 to the Company's 401(k) Plan, and payment by the Company of a $476 life insurance premium.

(10) This amount represents an $86,686 relocation payment, and a $9,490 car allowance.

(11) The amount represents a contribution by the Company of $11,693 to the Company's 401(k) Plan, $13,408 in imputed interest payable on deferred compensation, and payment by the Company of a $724 life insurance premium.

(12) Mr. Shurtleff joined the Company in May 1995. Salary represents amounts actually paid to Mr. Shurtleff during 1995.

(13) The amount represents $79,145 of relocation payments, and a $5,254 car allowance.

(14) The amount represents payment by the Company of a $333 life insurance premium, and $1,910 in imputed interest payable on deferred compensation.

(15) The amount represents a $13,914 relocation payment, and an $8,948 car allowance.

(16) The amount represents a contribution by the Company of $11,746 to the Company's 401(k) Plan, and payment by the Company of a $540 life insurance premium.

(17) Ms. Coleman joined the Company in late December 1995.

                     COMPENSATION PURSUANT TO STOCK OPTIONS

OPTION GRANTS DURING 1996

    The following table sets forth for each of the Named Executive Officers certain information concerning stock options granted during 1996.

                                                          INDIVIDUAL GRANTS
                                       -------------------------------------------------------  POTENTIAL REALIZABLE VALUE
                                         NUMBER OF      PERCENT OF                              AT ASSUMED ANNUAL RATES OF
                                         SECURITIES    TOTAL OPTIONS   EXERCISE                  STOCK PRICE APPRECIATION
                                         UNDERLYING     GRANTED TO     PRICE PER                   FOR OPTION TERM (5)
                                          OPTIONS      EMPLOYEES IN      SHARE     EXPIRATION   --------------------------
NAME                                   GRANTED(#)(1)      1996(2)     ($/SH.)(3)     DATE(4)       5%($)         10%($)
-------------------------------------  --------------  -------------  -----------  -----------  ------------  ------------
James C. Castle......................       420,000           34.2%    $   12.50      4/12/06   $  3,301,697  $  8,367,148
Michael F. McGrail...................       154,770           12.6         12.50      4/12/06      1,216,675     3,083,294
C. Randles Lintecum..................       117,810            9.6         12.50      4/12/06        926,126     2,346,985
Douglas L. Shurtleff.................        43,050            3.5         12.50      4/12/06        338,424       857,633
Claudia D. Coleman...................        21,000            1.7         12.50      4/12/06        165,085       418,357

------------------------

(1) All options listed are incentive stock options granted pursuant to the 1996 Stock Option Plan and have ten year terms. The options vest over five years.

(2) In 1996, the Company granted options to purchase an aggregate of 1,229,074 shares.

(3) All options listed were granted prior to the Company's June 21, 1996 initial public offering. In determining the fair market value of the Company's Common Stock at the time of grant, the Board of Directors considered various factors, including the Company's financial condition and business prospects, its operating results, the absence of a market for its Common Stock at the time, and the risks normally associated with high technology companies. The exercise price may be paid in cash, check, or shares of the Company's Common Stock.

(4) Options may terminate before their expiration dates if the optionee's status as an employee is terminated or upon the optionee's death or disability.

(5) Potential Realizable Value is based on certain assumed rates of appreciation pursuant to rules prescribed by the Securities and Exchange Commission. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock. There can be no assurance that the amounts reflected in this table will be achieved.

                    AGGREGATED OPTION EXERCISES DURING 1996

                           AND YEAR-END OPTION VALUES

    The following table provides information on option exercises in fiscal 1996 by the Named Executive Officers and the value of such officers' unexercised options as of December 31, 1996.

                                                                         NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                        UNDERLYING UNEXERCISED           IN-THE-MONEY
                                             NUMBER OF                        OPTIONS AT                  OPTIONS AT
                                              SHARES                      DECEMBER 31, 1996          DECEMBER 31, 1996(2)
                                            ACQUIRED ON     VALUE     --------------------------  ---------------------------
NAME                                         EXERCISE    REALIZED(1)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
------------------------------------------  -----------  -----------  -----------  -------------  ------------  -------------
James C. Castle...........................      28,048    $ 262,882       46,022        560,130   $    666,100   $ 3,734,559
Michael F. McGrail........................      --           --           54,558        175,812        724,407       984,673
C. Randles Lintecum.......................      11,100      154,973       72,060        148,050      1,015,577       952,662
Douglas L. Shurtleff......................       4,200       31,300       14,700        118,650        177,538     1,112,158
Claudia D. Coleman........................      --           --           --             84,000        --            858,001

------------------------

(1) Market price at exercise less exercise price.

(2) Calculated by determining the difference between the fair market value of the securities underlying the options at December 31, 1996 and the exercise price of the Named Executive Officer's option. The fair market value on December 31, 1996 was 17 1/8, the average of the high and low prices on December 31, 1996.

                      EMPLOYMENT AND SEVERANCE AGREEMENTS

    The Company has an employment agreement with James C. Castle, Ph.D., the Company's Chairman of the Board and Chief Executive Officer, terminable at will by either the Company or Dr. Castle. The agreement provides for an initial base salary of $22,500 per month and an annual bonus of up to 40% of base salary, contingent on meeting certain performance targets. The agreement may be terminated at any time by either the Company or Dr. Castle upon 30 days' notice. In connection with such agreement, Dr. Castle was granted an option to purchase 283,500 shares of the Company's Common Stock at an exercise price of $2.44 per share, vesting over five years. Upon termination for any reason, Dr. Castle will receive $0.35 per share for all unvested options. If Dr. Castle is terminated without cause he will receive one year's salary, which will cease to be paid upon Dr. Castle starting new employment. Upon a change of control, defined as a sale of substantially all assets, certain mergers or acquisition by any person of 50% or more of the Company's voting securities, such options immediately vest.

    The Company has entered into an agreement with Michael F. McGrail, President of CableData, Inc. and a Director of the Company. The Company may terminate Mr. McGrail's employment upon 12 months' notice, with or without cause. The Company shall have the right to pay salary in lieu of any notice. Mr. McGrail may terminate his employment with the Company at any time, with or without cause.

    The Company has entered into severance agreements with C. Randles Lintecum, Douglas L. Shurtleff and Claudia D. Coleman, the President of IBS, the Company's Chief Financial Officer and the Company's Vice President, Corporate Development, respectively, pursuant to which Mr. Lintecum, Mr. Shurtleff and Ms. Coleman are entitled to receive certain benefits in the event of termination without cause or upon a change of control. Benefits consist primarily of a lump-sum payment of one year's compensation. Change of control is defined as sale of substantially all assets, merger or acquisition of 50% of outstanding stock of the Company by a person or entity other than Westar, Enterprise Partners, the ESOP or any employee stock purchase plan.

    In addition, all the Named Executive Officers are eligible for bonuses under the Company's Management Bonus Plan.

                       COMPENSATION COMMITTEE INTERLOCKS

    The Compensation Committee, consisting of Messrs. Argyros, Martin and Wangberg, establishes salaries, incentives and other forms of compensation for officers and other employees of the Company and administers the incentive compensation and benefit plans of the Company.

    The Company is party to a letter agreement with Westar pursuant to which Westar provides financial, management and strategic advisory services to the Company for a monthly fee of $35,875 plus out-of-pocket expenses. The agreement may be terminated at any time, with or without cause, by either the Company or Westar. The Company paid Westar approximately $430,500 for such advisory services during 1996. George L. Argyros, a Director of the Company, is sole stockholder of GLA Financial, which is a general partner of Westar Capital Associates, which is the general partner of Westar. Charles D. Martin, a Director of the Company, is a general partner of Westar Capital Associates. Messrs. Argyros and Martin are members of the Compensation Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company is party to a letter agreement with Westar pursuant to which Westar provides financial, management and strategic advisory services to the Company for a monthly fee of $35,875 plus out-of-pocket expenses. The agreement may be terminated at any time, with or without cause, by either the Company or Westar. The Company paid Westar approximately $430,500 for advisory services during 1996. George L. Argyros, a Director of the Company, is sole stockholder of GLA Financial, which is a general partner of Westar Capital Associates, which is the general partner of Westar. Charles D. Martin, a Director of the Company, is a general partner of Westar Capital Associates. George M. Crandell, a Director of the Company, is a limited partner of Westar Capital Associates.

                     REPORT OF THE USCS INTERNATIONAL, INC.
                   BOARD OF DIRECTORS COMPENSATION COMMITTEE

    The Company's compensation policy is to offer a package including a competitive salary, competitive benefits, and an efficient workplace environment. The Company also encourages employee ownership of the Company's Common Stock through stock option plans in which selected employees are eligible to participate and through an Employee Stock Purchase Plan in which all employees are eligible to participate.

    The Company's compensation policy for officers is similar to that for other employees and is designed to promote continued performance and attainment of corporate and personal goals.

    The Compensation Committee of the Board of Directors (comprised entirely of non-employee directors) reviews and approves individual officer salaries, bonus plan financial performance goals, bonus plan allocations, and stock option grants (excluding stock option grants to non-employee directors, which are automatic under the terms of the 1996 Directors Stock Option Plan). The Committee also reviews guidelines for compensation, bonus and stock option grants for non-officer employees.

    Officers of the Company are paid salaries in line with their responsibilities. These salaries are in general structured to be within the median range of salaries paid by competitors in the telecommunications and other relevant industries. Competitors selected for salary comparison purposes differ from the companies included in the Index which is used in the Performance Graph that follows this report. Officers also participate in the Management Bonus Plan. Each officer is eligible to receive a discretionary bonus of a predetermined percentage of base salary, based on position level, individually established performance goals, a graduated formula which takes into account predetermined corporate profit goals and other factors, including revenue growth, and, in the case of officers with profit and loss responsibility, group profit goals. The Compensation Committee establishes aggressive profit and other goals as an incentive for superior individual, group, and corporate performance. Likewise, stock option grants to officers promote success by aligning employee financial interests with long-term stockholder value. Stock option grants are based on various subjective factors primarily relating to the responsibilities of the individuals, their expected future contributions and prior option grants.

    The Company's compensation policy is primarily based on the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of non-performance-based compensation in excess of $1 million paid to Named Executive Officers. The Committee currently believes that the Company should be able to continue to manage its executive compensation program for Named Executive Officers so as to preserve the related federal income tax deductions.

    The Compensation Committee annually reviews and approves the compensation of James C. Castle, the Chief Executive Officer. Dr. Castle also participates in the Management Bonus Plan, with his bonus tied to corporate profits and other factors, including revenue growth. The Committee believes Dr. Castle is paid a reasonable salary, and his bonus is based on the same corporate financial goals as the other officers of the Company. In addition, Dr. Castle is a stockholder of the Company, and to the extent his performance as CEO translates into an increase in the value of the Company's stock, all stockholders, including Dr. Castle, share the benefits.

                                          COMPENSATION COMMITTEE

                                          George L. Argyros, Sr.
                                          Charles D. Martin
                                          Larry W. Wangberg

                               PERFORMANCE GRAPH

                    Total Cumulative Stockholder Return for

                    June 21, 1996 through December 31, 1996*

                                                                                  JUNE 21, 1996  DECEMBER 31, 1996
                                                                                  -------------  -----------------
USCS............................................................................       100.00            99.26
NASDAQ (US).....................................................................       100.00           109.65
NASDAQ Computer & Data Processing Index.........................................       100.00           107.05

------------------------

* Return for USCS International, Inc. is based on its initial public offering price of $17.00.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes, based on review of filings furnished to the Company, that during the calendar year ended December 31, 1996, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements.

DATED: April 17, 1997.

A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL YEAR 1996, CONTAINING INFORMATION ON OPERATIONS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE UPON REQUEST. PLEASE WRITE TO:

           INVESTOR RELATIONS DEPARTMENT
           USCS INTERNATIONAL, INC.
           2969 PROSPECT PARK DRIVE
           RANCHO CORDOVA, CALIFORNIA 95670

USCS INTERNATIONAL, INC.
2969 PROSPECT PARK DRIVE
RANCHO CORDOVA, CALIFORNIA 95670


APPENDIX A: FORM OF PROXY

                                    PROXY
          FOR ANNUAL MEETING OF STOCKHOLDERS OF USCS INTERNATIONAL, INC.

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JAMES C. CASTLE and MARY G. JORDAN, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of USCS International, Inc. to be held at 11211 Point East Drive, Rancho
Cordova, California, on May 21, 1997, at 10 a.m. and any adjournments thereof.

         (CONTINUED, AND TO BE MARKED, DATED, AND SIGNED, ON THE OTHER SIDE)

Please mark your votes as indicated in this example.     [X]

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

1. ELECTION OF TWO CLASS 1 DIRECTORS
   James C. Castle
   Charles D. Martin

   [ ] FOR
   [ ] NOT FOR
   [ ] FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE LISTED IN THIS
       SPACE:
       ___________________________

2. RATIFICATION OF APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 1997.

   [ ] FOR
   [ ] NOT FOR
   [ ] ABSTAIN

Signature(s)                                     Date
             -------------------------------           ----------------------
Print Name(s):
              ------------------------------

IMPORTANT--PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.